UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone Chengdu, Sichuan, China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on June 17 2019, Senmiao Technology Limited., a Nevada corporation (the “Company”), entered into a securities purchase agreement with certain accredited investors in connection with the registered direct public offering of: (i) 1,781,361 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), (ii) Series A warrants (the “Series A Warrants”) to purchase up to an aggregate of 1,336,021 shares of Common Stock and (iii) Series B warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase up to a maximum aggregate of 1,116,320 shares of Common Stock, pursuant to a registration statement on Form S-3 (File No. 333-230397) filed with the Securities Exchange Commission on March 3, 2019 and declared effective by the Commission on April 15, 2019 (the “Registration Statement”).

The Company is filing the opinion of its counsel, Ellenoff Grossman & Schole LLP, relating to the legality of the issuance and sale of the Shares, Warrants and the shares underlying the Warrants, as Exhibit 5.1 hereto. Exhibit 5.1 is incorporated by reference and into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
5.1	Form of Opinion of Ellenoff Grossman & Schole LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 20, 2019	SENMIAO TECHNOLOGY LIMITED

	By:	/s/ Xi Wen
Name: Xi Wen Title: Chief Executive Officer